Exhibit 23.3
Consent of Cawley, Gillespie & Associates, Inc.
     As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of information from our reserves report dated January 29, 2007 and all references to our firm included in or made a part of the Annual Reports on Form 10-K and Form 10-K/A of Parallel Petroleum Corporation for the fiscal year ended December 31, 2006.
/s/ Cawley, Gillespie & Associates, Inc.
Fort Worth, Texas
August 31, 2007